UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PROCAP FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On February 9, 2026, Anthony Pompliano, Chief Executive Officer of ProCap Financial, Inc. (“ProCap Financial”), and Megan Pacchia, the Chief Operating Officer of ProCap Financial, through their social media accounts, shared the following posts on LinkedIn:

Megan Pacchia • 3rd+
Chief Operating Officer
8h • Edited •

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Big news today at ProCap Financial 🚀

We're thrilled to share that today we announced that we entered into an agreement to acquire CFO Silvia, which will make ProCap Financial the first publicly traded agentic finance firm in the public markets.

Excited to keep building with this incredible team. Everyone go check out Silvia 👏

Anthony Pompliano in • 3rd+
CEO at Professional Capital Management
9h •

+ Follow

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The Pomp Letter

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Anthony Pompliano

The following post was published by Anthony Pompliano on LinkedIn on February 9, 2026:

The Pomp Letter

February 9, 2026

Introducing The World’s First Publicly Traded Agentic Finance Firm

To investors,

We are announcing today that ProCap Financial (Nasdaq: BRR) has entered into an agreement to acquire CFO Silvia, Inc to become the first publicly traded agentic finance firm.

Our mission is very simple: “help independent investors make money.”

The combined company will have more than $30 billion in assets on the platform and would be the 5th largest fee-only RIA in the country if Silvia was a traditional RIA. The big innovation is that Silvia has been serving thousands of multi-millionaires with only 5 employees. This is only possible because of our proprietary AI agents and the coming supersonic tsunami of artificial intelligence.

ProCap Financial (Nasdaq: BRR) is combining artificial intelligence and Bitcoin in a very unique way.

Here are what I believe to be the compelling benefits of BRR moving forward:

●	First publicly traded agentic finance firm: A modern finance firm that prioritizes automation and AI agents instead of human headcount.
●	Retail access to a fast-growing start-up: Silvia is an incredibly fast-growing AI platform that places ProCap Financial at the intersection of the two most powerful forces in finance: AI and Bitcoin.
●	5,000+ Bitcoin on Company balance sheet: Bitcoin continues to serve as part of long-term capital allocation strategy
●	Shareholder-friendly deal structure: Consideration for this transaction only benefits Silvia shareholders if ProCap Financial’s stock price increases by more than 400%, aligning incentives with the interests of public shareholders.

Before I share more about the deal or our plans, I want to explain why we are combining these companies…

My goal is to give people freedom. I deeply believe capitalism and democracy are the best tools to achieve this outcome.

In order to have true freedom, people need a lot of money. Money gives them free time that can be allocated to whatever makes them happy. It makes no sense that people will spend 50+ years of their life sitting in a cubicle or working a cash register as they wait to die.

The reality is that most people have no other choice. They need to feed their families, pay their bills, and fulfill their responsibilities. Free time is a luxury that is unreachable to the majority of the world’s population.

The first step I took in this journey was my discovery of Bitcoin. Once I realized the asset would be a vehicle to give someone their time back, I went around the world and told millions of people about it. That effort helped create thousands of multi-millionaires who now have the financial security to spend their time how they see fit.

Capitalism and free markets created abundance for those who listened.

Abundance led to freedom.

I am now focused on expanding my mission to the masses. I have no other option because artificial intelligence poses an existential risk to the livelihood of millions of people. This innovation has created synthetic, superhuman intelligence that will be able to do most things better than a human.

What will humans do in a world of Artificial General Intelligence (AGI)? How will they make a living if their jobs are replaced by machines and software?

We must harness the power of AI to create financial abundance for every human on earth before the very same technology destroys their ability to make a living.

This is one of the most important arms races in human history.

Superhuman intelligence will propel the world into an age of abundance. This universal access to AI will create an economic explosion, driving GDP growth to levels we have never seen before. But only those who leverage the new technology will benefit. Everyone else will experience significant job displacement and economic pain.

There are only two outcomes for an individual…economic abundance or economic destruction.

I want to help people achieve freedom by capturing the economic abundance.

This is why today we announced that ProCap Financial has entered into an agreement to acquire CFO Silvia, Inc. Once shareholders approve the deal, this will be the first publicly traded agentic finance firm. We aren’t looking to hire tons of employees, but rather create thousands of AI agents over time to help independent investors make money.

You can sign up for free to use Silvia by clicking here.

Our company is traded on the Nasdaq under ticker BRR.

Here is the full press release:

ProCap Financial to Become First Publicly Traded Agentic Finance Firm Following Agreement to Acquire CFO Silvia, Inc.

●	Company announces agreement to acquire CFO Silvia, Inc. in shareholder-friendly deal structure to scale one of the leading AI agent labs in finance
●	Combined company will have $30 billion in assets on the platform with thousands of multi-millionaire users
●	ProCap Financial deleverages by repurchasing $135 million of its outstanding convertible note

NEW YORK, NY – DATE, 2026 – Artificial intelligence is a supersonic tsunami hurling towards the U.S. economy. Upon impact, millions of jobs will be destroyed. Financial security will disappear. And economic despair will be pervasive.

We don’t have to accept this fate.

ProCap Financial, Inc. (Nasdaq: BRR) (“ProCap Financial” or the “Company”) today announced its plan to become the first publicly traded agentic finance firm and unveiled its mission to “help independent investors make money.” ProCap Financial believes it is imperative to harness the power of artificial intelligence to create financial abundance for every human on earth before artificial intelligence creates financial pain for those same people.

ProCap Financial’s solution to the existential threat of AI is to build the most accurate and valuable AI models and agents for finance. With an army of efficient AI agents, rather than thousands of human employees, the Company will be able to offer unique products and services to help independent investors create personal wealth.

To execute on this plan, ProCap Financial has entered into an agreement to acquire CFO Silvia, Inc. (“Silvia”), a leading AI agent lab exclusively focused on finance. Silvia’s consumer product is free for all users and currently has proprietary AI agents answering queries from digital-native, wealthy users.

Since its public launch in May 2025, Silvia has achieved the following milestones:

●	More than $30 billion in assets on the platform
●	Average user has a net worth exceeding $2.5 million
●	Average user has connected 12+ accounts
●	94% of users interact with Silvia’s AI features

“The most powerful agentic AI companies are being built behind closed doors in private markets, accessible to only a small group of insiders, leaving public investors on the sidelines,” said Anthony Pompliano, Chairman and CEO of ProCap Financial. “We are excited to change that by bringing an agentic AI platform into the public markets through this transaction, while at the same time giving independent investors direct access to technology designed to help them make money. Our goal is simple: deliver superhuman intelligence to everyday investors so they can make money.”

Compelling benefits of BRR moving forward:

●	First publicly traded agentic finance firm: A modern finance firm that prioritizes automation and AI agents instead of human headcount.
●	Retail access to a fast-growing start-up: Silvia is an incredibly fast-growing AI platform that places ProCap Financial at the intersection of the two most powerful forces in finance: AI and Bitcoin.
●	5,000+ Bitcoin on Company balance sheet: Bitcoin continues to serve as part of long-term capital allocation strategy
●	Shareholder-friendly deal structure: Consideration for this transaction only benefits Silvia shareholders if ProCap Financial’s stock price increases by more than 400%, aligning incentives with the interests of public shareholders.

Mr. Pompliano continued, “Everyone is underestimating how destructive AI will be. At ProCap Financial, we are laser-focused on winning the arms race against the machines. We must act now to help many more people build wealth before this technology inflicts economic pain and destruction. This is one of the most critical challenges of our time.”

Transaction Details

On [February 8, 2026], the Company entered into a definitive merger agreement (“Agreement”) with Silvia pursuant to which the Company agreed to acquire Silvia, subject to the satisfaction of customary closing conditions, including approval by the Company’s shareholders (the “Proposed Transaction”).

Under the terms of the Agreement, the Company will acquire Silvia in an all stock transaction, which is subject to the Company achieving significant equity milestones, namely, 50% of the equity consideration is subject to a lockup until the Company’s stock price reaches $9.00. The remaining 50% of the equity consideration is forfeited if the Company’s stock price does not cross $9.00 per share in the first five years.

The acquisition is subject to a shareholder vote, which is currently expected to occur by the end of the first quarter of 2026. If approved, the transaction is expected to close shortly thereafter.

Following the close of the transaction, Shain Noor, Silvia’s Co-Founder, will assume the role of Chief Technology Officer for ProCap Financial, responsible for growing the Silvia product and overseeing all technology products across the Company.

Updated Company Balance Sheet

As of today, the Company has 5,006 Bitcoin, $71.8 million in cash, and $99.59 million outstanding from its convertible note offering, which was reduced from $235 million upon settlement of the repurchase.

ProCap Financial will be releasing fiscal year December 31, 2025 earnings on February 18, 2026 after market close. A pre-recorded video will be released at https://investors.procapfinancial.com/ in lieu of a conference call.

About ProCap Financial

ProCap Financial is the first publicly traded agentic finance firm. The Company’s mission is to help independent investors make money. Founded in 2025, the Company raised more than $750 million from leading investors and is traded on Nasdaq under the symbol BRR. Visit www.procapfinancial.com for more information.

About Silvia

CFO Silvia, Inc. (“Silvia”) is an AI agent lab exclusively focused on finance. Using Silvia’s consumer product, investors can connect their stocks, bonds, crypto, real estate, cars, collectibles, precious metals, and private investments to the platform. Silvia then uses proprietary AI agents to analyze and track portfolios, provide personalized financial insights, conduct scenario planning, analyze documents, and more in real time.

Disclaimers and full press release here: Click here

IMPORTANT LEGAL INFORMATION

In connection with the proposed transaction by and among ProCap Financial, CFO Silvia, and Silvia Merger Sub, Inc., a Delaware corporation (the “Proposed Transaction”), ProCap Financial plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement of ProCap Financial (the “Proxy Statement”) in connection with Proposed Transaction. The definitive proxy statement and other relevant documents will be mailed to stockholders of ProCap Financial as of a record date to be established for voting on the Proposed Transaction and other matters as described in the Proxy Statement. ProCap Financial will also file other documents regarding the Proposed Transaction with the SEC. This communication does not contain all of the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF PROCAP FINANCIAL AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH PROCAP FINANCIAL’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PROCAP FINANCIAL, SILVIA AND THE PROPOSED TRANSACTION.

Investors and security holders will also be able to obtain copies of the Proxy Statement and all other documents filed or that will be filed with the SEC by ProCap Financial, without charge, once available, on the SEC’s website at www.sec.gov, or by directing a request to: ProCap Financial Inc. at 600 Lexington Ave., Floor 2, New York, NY 10022.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR ANY RELATED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in Solicitation

Silvia, ProCap Financial and their respective directors, executive officers, certain of their shareholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from ProCap Financial’s stockholders in connection with the Proposed Transaction. A list of the names of such persons, and information regarding their interests in the Proposed Transaction and their ownership of ProCap Financial’s securities are, or will be, contained in ProCap Financial’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of ProCap Financial’s stockholders in connection with the Proposed Transaction is contained in the Proxy Statement. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This communication and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Silvia or ProCap Financial, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the financial position, business strategy and the plans and objectives of management for our future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve significant risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” set forth in the Company’s proxy statement/prospectus included in Company’s Registration Statement on Form S-4 (File No. 333-290365), initially publicly filed with the SEC on September 18, 2025, as amended, or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Report on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

This press release is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

MEDIA CONTACT

Erica Chase

press@procapfinancial.com

INVESTOR CONTACT

investors@procapfinancial.com